Exhibit 10.28

WLS No. 186 for the year 2023

Housing Lease Agreement

Lessor: Beijing Century Changwin Investment Management Co.

Lessee: Baofeng Biotechnology (Beijing) Co.

Housing Lease Agreement

Lessor: Beijing Century Changwin Investment Management Co.

Address: No. A106-2, 1st Floor, Building 8, East Huarui North District, Chang Ying Township, Chaoyang District, Beijing

Contact: Ren Zhenjun

Tel: 65462811

Lessee: Baofeng Biotechnology (Beijing) LTD.

Address: Room 525, 5/F, Building 3, No. 10, Anjing Street, Beijing Shunyi District, China

Contact: Chang Tingting

Business license number or ID number: 9111011705362938X8

Tel: 13001048533

According to the Civil Code of the People's Republic of China, the Regulations on the Management of Rural Collective Assets in Beijing and the spirit of the relevant documents of the urban area, Party A and Party B, after equal consultation, enter into this contract regarding the lease of Party A's collective assets by Party B.

I.     Leasehold

1．Location of the leased property: Building 1, East Shilibao Road, Chaoyang District, Beijing.

2．Contents of the lease: Room 1002, 10th floor, Future Time Office Building

Leasehold rentable area: 402 square meters of building area.

3．The floor plan and the specific location of the leased premises are shown in Annex 1 of this contract. Party B has no right to occupy any place outside the leased premises, including but not limited to the common areas and external walls and periphery outside the whole floor rented by Party B.

II.   Lease term

1．The lease term is: [ 3 ] years, from 2023/6/8 to 2026/6/7. Among them, the renovation period: a total of [ 0 ] months, the renovation period is included in the lease term, the renovation period Party B is free to pay rent, but shall bear the property service fee and other costs of the leased property in accordance with this contract, the renovation period can not be used as an office.

2. Party A has the right to take back the leased property upon expiration of the lease term or early termination of this contract. If Party B wants to renew the lease, it must notify Party A in advance in writing 3 months before the expiration of the lease period, and re-enter into a lease contract after Party A agrees. If Party A still rents out the leased property, Party B has the priority to continue to rent under the same conditions.

Upon the expiration of the lease or early termination of this contract, Party B shall return the leased property as scheduled, unless Party B decides to renew the lease and has signed a new lease contract before the expiration of the lease. If Party B returns the leased property after the expiration date, Party B shall pay Party A 3 times the daily rental as liquidated damages for each day of overdue return. More than 10 days, Party A has the right to directly repossess the leased property, and Party B has the right to dispose of the items left in the leased property, Party B waives its ownership and has no right to request Party A to compensate for the loss, if the loss caused to Party A by Party B's late vacating is borne by Party B. 3. If both parties do not re-sign the lease contract at the end of the lease period, or if this contract is terminated early, Party B shall return the leased property in good condition as scheduled. Party B shall, in accordance with Party A's requirements, restore all, partially restore or retain all of any transformation of the leased property and bear all the costs; Party A need not pay any fees to Party B for all or partially retaining the part of Party B's transformation. At the same time, the buildings, structures, renovations and equipment and facilities added by Party B to the scope of the leased property shall be disposed of as agreed as follows:

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(1) Additions that cannot be removed, or whose removal will seriously damage their use value, shall revert to Party A without compensation.

(2) Additions that can be removed without seriously damaging their use value, such as production and operation equipment, office supplies, hanging decorations, etc., shall be disposed of by Party B itself.

If Party B suffers damage inside or outside the leased property due to demolition or relocation, Party B shall be responsible for restoring the original state or compensating for the corresponding loss.

III.                        Rent and security deposit

1. On the date of this contract, Party B shall pay to Party A a lease deposit of RMB [46,098] for guaranteeing Party B's performance of this contract. Party A shall issue a receipt to Party B after receiving the security deposit, and Party B shall keep the receipt of the security deposit properly, and the security deposit shall not bear interest. During the lease period, if Party B is negligent in fulfilling its obligations under the contract, including but not limited to various expenses such as rent, water, electricity, heating, etc. and damages, liquidated damages, etc. that Party B fails to pay on time, Party A has the right to deduct the required expenses from the security deposit, and Party B shall make up the security deposit within 10 days after Party A's notice.

Upon the expiration of the lease term, Party A shall return the security deposit to Party B within 30 days after Party B has paid all the rent payable and all the expenses that should be paid to Party A arising from this lease act, and if Party B uses the premises for company registration, Party B shall also cancel or relocate the registered address of the company before returning the leased property to Party A and return the leased property to Party A in accordance with the provisions of this contract. The security deposit will not be refunded if this contract is terminated early due to Party B's breach of contract.

2.Rent standard: 3.77 Yuan/day/building square meter in the first year; incremental method: 6% every two years. The rent stipulated in this article only refers to the rental consideration for Party B's possession and use of the house delivered by Party A. It does not include the electricity, water, heating and management fees of the house and other fees stipulated by laws and regulations or agreed by Party B in this contract.

3. The rent shall be paid every [ semi-annual ]. Party B shall pay the first installment of rent on [08] of [06] of [2023], and each installment of rent thereafter shall be paid 15 days before the expiration of the previous payment period, and so on.

4.The specific breakdown of rent collection is as follows:

(1) Rent will be collected from June 08, 2023 to June 07, 2024;

The rental rate is: RMB 3.77/day per square meter (floor area), RMB 46098/month, RMB 553176/year.

(2) Rent will be collected from June 08, 2024 to June 07, 2025;

The rental rate is: RMB 3.77/day per square meter (floor area), RMB 46098/month, RMB 553176/year.

(3) Rent will be collected from June 08, 2025 to June 07, 2026;

The rental rate is: RMB4/day per square meter (floor area), RMB48,910/month, RMB586,920/year.

All rentals under this contract are tax-inclusive. Within 10 working days after receiving the total amount of tax-inclusive rent payable by Party B for the above period, Party A shall provide Party B with a valid VAT invoice of the same amount. Party A and Party B further confirm that during the tenancy period, if at that time due to the requirements of the relevant administrative authorities of the State and the project location or Party A chooses to apply other tax rates for VAT, both parties agree that Party A shall issue VAT invoices to Party B in accordance with the new VAT rate, and at the same time, the tax rate adjustment shall not affect the rental rate.

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IV. Use of leased property

The leased property is used for office.

Party B guarantees that it will not change the use without Party A's written consent during the lease term.

V.   The rights and obligations of both parties

(i) The rights and obligations of Party A

1. Supervise Party B to manage, protect and reasonably use the leased property in accordance with the contracted use, and if Party B does not use it according to the contract or other illegal violations occur, Party A has the right to stop it until the termination of this contract.

2. Collect the rent and deposit from Party B as agreed in the contract.

3. For the damage caused by the various pipelines attached by the government for the public welfare through the four areas of the leased property, Party A does not need to make any engineering repair or economic compensation.

4. Under the condition that Party B uses the leased property in accordance with the contract, maintain Party B's right of use.

5. Respect Party B's autonomy of production and operation, shall not interfere with Party B's normal production and operation activities in accordance with the law, and shall not illegally change or cancel the contract.

6. Party A has the right to record the relevant information of Party B. If Party B leases the leased property under this contract for business purposes, it shall provide Party A with copies of the following documents:

(1) A copy of the qualified business license within the validity period, an account opening license, a copy of the "national tax" / "local tax" registration certificate within the validity period after annual inspection;

(2) or Party B to provide a copy of the multi-license business license within the validity period;

(3) A copy of the ID card of the legal representative and the signatory of the contract (signed by himself) and the original power of attorney with valid authorization (stamped with Party B's official seal);

The above documents are stamped with Party B's official seal and signed by the legal representative/person in charge. If the above documents cannot be provided at the time of signing the contract between the two parties, Party B will provide them at the latest before starting business.

7. If Party B changes its company name, legal representative, address, bank account number, correspondence address, contact person and contact telephone number, it shall inform Party A in writing 3 months before the change occurs and submit the changed information in writing to Party A within 10 days after the actual change occurs, accompanied by the above-mentioned relevant supporting documents.

8. Within three months before the expiration of the lease, Party A has the right to lead customers who are interested in leasing to enter the office building leased by Party B during normal working hours for inspection, and Party B shall cooperate.

(ii) Party B's rights and obligations

1. Enjoy the right to use the leased property.

2. Manage, protect and reasonably use the leased property in accordance with the contracted use in accordance with the law.

3. No illegal construction shall be erected inside or outside the leased property.

4. Without the written consent of Party A, Party B shall not sublet or sublease all or part of the leased property to others, or exchange it with others for use, or sublet or sublease others in disguise by way of joint venture, change of shareholders or legal representatives.

5. During the lease period, the leased property will be repaired and maintained by Party B, and the necessary costs will be borne by Party B.

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6. Payment of rent, deposit and other fees to Party A on time in accordance with the contract;

7. Party B to ensure that the government management, public security, fire, rescue personnel and their emergency equipment, vehicles and other emergency rescue or the execution of official duties can smoothly enter and exit the leased property.

8. During the lease period, Party B shall properly protect the municipal facilities inside and outside the leased property and the auxiliary facilities and equipment inside and outside the leased property, and shall not damage them, otherwise it shall bear all the costs required for repair.

9. Party B shall submit the decoration plan and drawings to Party A and the property company before the commencement of the decoration work and obtain approval before construction. Party B shall pay the renovation management fee and renovation deposit [management fee and deposit are subject to the regulations of the property company] and other fees to the property company. Party B and the contractor hired by Party B shall carry out the renovation and alteration in accordance with the renovation management regulations set by the property company. Any violation of the renovation management regulations by Party B or the contractor hired by Party B during the renovation process shall be fully compensated by Party B to Party A.

10. Party B shall move the registered address of the company into the leased premises and pay taxes in the Changying area of Chaoyang District, Beijing;

11. If Party B needs to change the contract after changing the company name during the lease period, Party A needs to pay one thousandth of the stamp duty arising from the change of contract, which will be borne by Party B and paid within 10 days from the date of signing the change of contract.

VI. Special agreement

1. during the lease period, fire safety, three bags in front of the door, safety production, comprehensive governance and security, security and other work, Party B shall implement the relevant department regulations and assume full responsibility.

2. The taxes and fees payable by Party A for the rental income obtained from the performance of this contract shall be paid by Party A. If Party B uses the leased property to carry out business activities, the taxes and fees payable shall be paid by Party B.

3. During the lease period, the costs of water, electricity, heating, gas, communication, sanitation and fire-fighting arising from the actual use of Party B shall be borne by Party B itself in accordance with the relevant national and Beijing tariff standards.

4. During the lease period, if Party B damages the leased property, it shall compensate for the price.

VII.                      Cancellation of contract

1．one of the following circumstances, this contract is terminated, A, B parties do not bear the responsibility for breach of contract:

(1) The leased property is included in the scope of demolition according to law due to urban construction needs;

(2) The leased property is destroyed, lost or caused other losses due to force majeure.

2．Party B has one of the following circumstances, Party A has the right to unilaterally take measures such as stopping water, electricity, air conditioning, sealing the door, and cancel the contract, take back the leased property, Party A does not bear any compensation responsibility including but not limited to Party B's decoration, decoration and other related costs, Party A also has the right to require Party B to pay liquidated damages equivalent to [three] months of the current rent, and Party A has collected the rent and security deposit will not be returned At the same time, Party A also has the right to calculate the actual rent-free period in proportion to the ratio of the decoration period to the lease term as agreed in Article 2 of this contract (actual rent-free period = actual lease term * agreed decoration period / agreed lease term), and require Party B to make up the difference between the agreed decoration period and the actual rent-free period in accordance with the first year's rent. If Party A takes legal means to recover the compensation, Party B shall compensate Party A for all the expenses incurred for the defense of rights (including but not limited to litigation fees, attorney's fees, notary fees, evaluation (appraisal) fees, guarantee fees, etc.).

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After Party A has committed the above-mentioned acts, Party B is still entitled to claim compensation from Party B for the loss not covered by the liquidated damages. At that time, if Party B's whereabouts are unknown, Party A may terminate this contract by signing the "Notice of Unilateral Termination of Contract", and within ten days from the date Party A posted the "Notice of Unilateral Termination of Contract" at the location of the house, Party B shall return the house in good condition to Party A. If the house is not returned to Party A within ten days because Party B's whereabouts are unknown or ignored, and the house is not returned to Party A within ten days (return of the house as agreed in this contract, and subject to Party A receives the key of the house returned by Party B and can actually control the house), then Party A has the right to deal with it in accordance with paragraph 2 of Article 2 of this contract.

(1) Late payment of rent, security deposit, property, water, electricity, etc. for more than 10 days;

(2) Party B renovates, alters or adds or changes other facilities or equipment to the leased premises without the written consent of Party A and/or the property company, or demolishes, changes or damages the main structure of the leased premises without authorization;

(3) The use of leased property for illegal and criminal activities;

(4) Party B violates the use of the leased property as agreed in this contract, or has other acts such as endangering the dark fire of the leased property or damaging Party A's image, and does not correct them within 5 days after Party A's reminder to correct them;

(5) Unauthorized subleasing, subletting, transferring, lending, subleasing in other disguised ways, mortgaging to a third party or changing its commercial use of the leased property in whole or in part;

(6) Failure to take delivery of the leased property within 5 days of Party A's notice of delivery and move-in;

(7) You become bankrupt or enter into liquidation proceedings (except in the case of liquidation for reasons of reorganization or merger) or any person applies to the court for liquidation against you and the court accepts such application or the leased property is seized by the court to enforce its judgment and the occurrence of the above situation has a significant impact on the image of the project;

(8) Any other serious violation by Party B of the provisions of this Contract or the Service Manual and the Decoration Manual which Party B must observe or perform and which is not corrected within five days after Party A has reminded it to do so.

3．After the consensus of both parties, we can reach a written agreement to terminate this contract in advance.

4．The circumstances of early surrender of rent by Party B:

(1) If Party B intends to terminate this contract in advance, Party B shall notify Party A in writing 90 days before the next rent payment date, and this contract shall be terminated on the due date of the rent paid by Party B after Party A agrees in writing, and at the same time, the security deposit collected by Party A shall not be refunded and the rent owed by Party B shall be made up; if Party B fails to notify Party A in writing within the above date, this contract shall be terminated only after Party A agrees in writing, except that the rent and security deposit collected by Party A shall not be refunded and the rent owed by Party B shall be made up. If Party B fails to notify Party A in writing within the abovementioned date, this contract shall be terminated upon Party A's written consent, and Party B shall pay Party A 90 days' rent as liquidated damages, in addition to the non-refundable rent and security deposit collected by Party A and the rent owed by Party B.

(2) If Party B surrenders the lease early, Party A also has the right to convert the actual rent-free period in accordance with the ratio of the renovation period to the lease term as agreed in Article 2 of this contract (actual rent-free period = actual lease term * agreed renovation period / agreed lease term) and request Party B to make up the rent of the difference between the agreed renovation period and the actual rent-free period in accordance with the first-year rent rate.

(3) If Party A takes legal means to recover the above costs, Party B shall compensate Party A for all costs incurred in the defense of its rights (including but not limited to litigation fees, attorney's fees, notary fees, evaluation (appraisal) fees, guarantee fees, etc.).

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VIII.                   Liability for breach of contract

1. If Party A takes back the leased property in advance, Party A shall notify Party B in writing 90 days in advance, and Party B's deposit shall be returned and the lease contract shall be terminated at the same time. If Party A fails to notify Party B in writing of the early termination of the contract within the above date, Party A shall also pay Party B the equivalent of 90 days' rent as liquidated damages.

2. If Party B defaults on rent, fails to make up the deposit in time or defaults on payment of other fees, but does not meet the conditions for termination of the contract, Party B shall pay Party A a liquidated damages of five thousandths of the amount in arrears for every one day overdue.

3, Party B violates the relevant provisions of the contract, Party A takes measures to stop water, electricity, seal the door to Party B caused by the consequences and related losses, are borne by Party B.

IX. Dispute resolution

If any dispute arises during the performance of this contract, the parties may negotiate and settle it. If the parties do not want to negotiate, they can also sue directly to Beijing Chaoyang District People's Court. In case of dispute between the parties, the address for service shall be the correspondence address and contact number agreed by the parties on the first page of this contract, and service to such address shall be deemed successful.

X.   By-laws

1. Any notice under this contract and request to the other party shall be sent to the other party in writing by mail or fax at the address agreed on the first page of this contract.

2, A, B parties by consensus, can change or cancel this contract; this contract is not completed, the parties can enter into a supplementary agreement.

3. this contract is effective from the date of signature of both parties, this contract in six copies, Party A holds three copies, Party B holds two copies, the township economic management station for the record a, with equal legal effect.

4. The annexes to this contract shall be an integral part of this contract, such as Annex 1, the floor plan and specific location plan of the leased premises, Annex 2, a copy of Party B's business license or ID card, etc., and the management system promulgated by Party A from time to time shall also be annexed to this contract and Party B shall comply with them.

(The following part of this page is signed, no text)

Party A (seal): Party B signature:

Legal Representative: Legal Representative:

Signature of guarantor: Signature of guarantor:

Year Month Day Year Month Day

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Annex 1: Floor plan and specific location map of the leased property

Annex 2: (1) Provide a copy of the three certificates of business license within the validity period (one copy);

(2) A copy of the ID card of the legal representative (a copy);

(3) A copy of the ID card of the person signing the contract (signed by him/her) and the original power of attorney with valid authorization (sealed with Party B's official seal) (one copy);

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